SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report: December 18, 2015

BALTIA AIR LINES, INC.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	11-2989648 (IRS Employer Identification No.)
JFK INTERNATIONAL AIRPORT Building 151, Room 361, Jamaica, NY 11430 (Address of principal executive offices) Issuer's Telephone Number: (718) 244 8880
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 7.01 Discretionary Disclosure

As previously reported in its amended 10-K for fiscal year 2014, filed September 10, 2015, the Company has issued shares for direct cash receipts from certain accredited investors, including Dr. Paul Ackerman. Having discovered additional transactions, the Company has compiled a complete list of Dr. Ackerman's transactions by certificate number, total amount received, amount received in cash, amount received by check, number of shares issued, and date of issuance as listed below:

Certificate #	Total Funds Received	Paid Cash	Paid by Check	Shares	Date of Issuance
4720	15,000	9,500	5,500	3,000,000	03/18/13
4740	10,000	4,000	6,000	2,000,000	03/19/13
4785	10,000	8,000	2,000	2,000,000	04/03/13
4816	10,000	4,000	6,000	2,000,000	04/26/13
4822	10,000	4,000	6,000	2,000,000	04/30/13
4869	10,000	4,000	6,000	1,000,000	07/01/13
4888	10,000	10,000		1,000,000	07/18/13
4931	10,000	6,000	4,000	1,000,000	08/29/13
4966	10,000	5,000	5,000	1,000,000	09/23/13
4984	10,000	7,000	3,000	1,000,000	10/16/13
5028	10,000	10,000		1,000,000	11/12/13
5046	10,000	10,000		1,000,000	11/20/13
5086	10,000	10,000		1,000,000	12/09/13
5164	20,000	20,000		4,000,000	01/28/14
5177	10,000	10,000		2,000,000	02/10/14
5196	20,000	20,000		4,000,000	02/25/14
5256	30,000	30,000		3,000,000	03/05/14
5322	10,000	10,000		1,000,000	04/09/14
5399	10,000	10,000		2,000,000	05/16/14
5400	10,000	4,000	6,000	1,000,000	05/16/14
5545	20,000	8,000	12,000	2,000,000	07/15/15
5574	10,000	10,000		1,000,000	07/22/14
5582	20,000	10,000	10,000	2,000,000	07/22/14
5583	10,000	4,000	6,000	1,000,000	07/22/14
5634	20,000	10,000	10,000	2,000,000	08/12/14
5668	30,000	18,000	12,000	3,000,000	08/04/14
5690	20,000	10,000	10,000	2,000,000	09/04/14
5708	10,000	4,000	6,000	1,000,000	09/10/14
5804	10,000	4,000	6,000	1,000,000	10/20/14
5853	10,000	7,000	3,000	1,000,000	11/12/14
5958	10,000	4,000	6,000	1,000,000	12/22/14

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baltia Air Lines

/ ____signed___ /
Igor Dmitrowsky
President

___ December 18, 2015 ___